                                                                    Exhibit 11.1

                                 Voxware, Inc.
                 Statements re:  Computation of Loss Per Share
             Three and Six Months Ended December 31, 1996 and 1995
                     (In thousands, except per share data)


                                                                    Three Months Ended        Six Months Ended
                                                                        December 31,            December 31,
                                                                    ------------------        ----------------
                                                                      1996        1995         1996       1995
                                                                      ----        ----         ----       ----
                                                                       (unaudited)              (unaudited)
Net Loss                                                         $   (2,409)   $   (570)   $   (4,741)  $   (895)
                                                                ============  ==========  ============ ==========

 Primary and fully diluted weighted average common
  and common equivalent shares oustanding:
          Common stock                                               11,228       6,033        10,185      5,913
          Common stock options and warrants (1)                          41       2,240            85      2,328

  Total primary and fully diluted weighted average
          common and common equivalent shares                   ------------  ----------  ------------ ----------
          outstanding                                                11,269       8,273        10,270      8,241
                                                                ------------  ----------  ------------ ----------

                                                                ------------  ----------  ------------ ----------
Loss per share                                                   $    (0.21)   $  (0.07)   $    (0.46)  $  (0.11)
                                                                ============  ==========  ============ ==========

(1) Pursuant to the requirements of the Securities and Exchange Commission, stock, stock options and warrants issued by the Company during the twelve months immediately preceding the initial public offering have been included in computing loss per share as if they were outstanding for all periods using the treasury stock method, even though their effect is anti-dilutive.

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